                      DATED THIS 17 DAY OF DECEMBER 1998



                            AURORA UNICOMP LIMITED
                                 (Vendor) (1)



                              AURORA SX3 LIMITED
                                (PURCHASER) (2)



                                  UNICOMP INC
                                (GUARANTOR) (3)




                      AGREEMENT FOR THE SALE AND PURCHASE
                      -----------------------------------
                     OF CERTAIN ASSETS AND THE GOODWILL OF
                     -------------------------------------
                            AURORA UNICOMP LIMITED
                            ----------------------


                               CARSON & MCDOWELL

                                  SOLICITORS

                                 MURRAY HOUSE

                                 MURRAY STREET

                              BELFAST    BT1 6HS


1    INTERPRETATION...............................................................   4
                                                                                    --
2    AGREEMENT FOR SALE...........................................................   9
                                                                                    --
3    CONSIDERATION AND COMPLETION ACCOUNTS........................................  11
                                                                                    --
4    COMPLETION...................................................................  13
                                                                                    --
5    NAME.........................................................................  14
                                                                                    --
6    UNDERTAKINGS.................................................................  15
                                                                                    --
7    RESTRICTIONS.................................................................  16
                                                                                    --
8    ASSISTANCE FOLLOWING COMPLETION..............................................  18
                                                                                    --
9    EMPLOYEES....................................................................  18
                                                                                    --
10   CREDITORS AND DEBTORS........................................................  21
                                                                                    --
11   WARRANTIES...................................................................  22
                                                                                    --
12   APPORTIONMENTS/PREPAYMENTS...................................................  23
                                                                                    --
13   CONTRACTS....................................................................  24
                                                                                    --
14   LEASED PLANT AND EQUIPMENT...................................................  26
                                                                                    --
15   VAT..........................................................................  26
                                                                                    --
16   INSURANCE....................................................................  27
                                                                                    --
17   GUARANTEE....................................................................  27
                                                                                    --
18   FURTHER ASSURANCE............................................................  29
                                                                                    --
19   SURVIVAL OF CERTAIN PROVISIONS...............................................  29
                                                                                    --
20   ANNOUNCEMENTS................................................................  30
                                                                                    --
21   ENTIRE AGREEMENT.............................................................  30
                                                                                    --
22   WAIVER.......................................................................  30
                                                                                    --
23   NOTICES......................................................................  30
                                                                                    --
24   MISCELLANEOUS................................................................  31
                                                                                    --
25   COUNTERPARTS.................................................................  31
                                                                                    --
26   INVALIDITY...................................................................  32
                                                                                    --
27   LAW AND JURISDICTION.........................................................  32
                                                                                    --
SCHEDULE 1.......................................................................   34
                                                                                    --
     PREMISES....................................................................   34
                                                                                    --
SCHEDULE 2
     WARRANTIES..................................................................   35
                                                                                    --
     INTERPRETATION..............................................................   35
                                                                                    --
     ACCOUNTS....................................................................   36
                                                                                    --
     POSITION SINCE ACCOUNTS DATE................................................   37
                                                                                    --
     PREMISES....................................................................   38
                                                                                    --
     OTHER ASSETS................................................................   42
                                                                                    --
     INTELLECTUAL PROPERTY RIGHTS................................................   43
                                                                                    --
     COMPUTER EQUIPMENT AND SOFTWARE.............................................   44
                                                                                    --
     LIABILITIES ETC.............................................................   47
                                                                                    --
     COMMERCIAL ARRANGEMENTS.....................................................   47
                                                                                    --

     BUSINESS....................................................................   49
                                                                                    --
     RESTRICTIVE PRACTICES.......................................................   50
                                                                                    --
     LITIGATION AND OFFENCES.....................................................   51
                                                                                    --
     INSURANCES..................................................................   51
                                                                                    --
     EMPLOYEES...................................................................   52
                                                                                    --
     PENSIONS....................................................................   54
                                                                                    --
     ENVIRONMENTAL MATTERS.......................................................   55
                                                                                    --
     THE VENDOR'S ACTIVITIES.....................................................   57
                                                                                    --
     MISCELLANEOUS...............................................................   57
                                                                                    --
SCHEDULE 3.......................................................................   59
                                                                                    --
     EMPLOYEES...................................................................   59
                                                                                    --
SCHEDULE 4
     EXCLUDED ASSETS.............................................................   60
                                                                                    --
SCHEDULE 5
     PENSIONS....................................................................   61
                                                                                    --
SCHEDULE 6
     COMPLETION ACCOUNTS.........................................................   65
                                                                                    --
SCHEDULE 7
     PART 1 MAINTENANCE CONTRACTS................................................   67
                                                                                    --
SCHEDULE 7
     PART 2 REMAINING CONTRACTS..................................................   68
                                                                                    --
SCHEDULE 8
     HIRE/LEASE AGREEMENTS.......................................................   69
                                                                                    --
SCHEDULE 9
     PLANT AND COMPUTER EQUIPMENT................................................   70
                                                                                    --
SCHEDULE 10
     VENDOR'S PROTECTION PROVISIONS..............................................   71
                                                                                    --
ASSIGNMENT OF GOODWILL...........................................................   74
                                                                                    --
ASSIGNMENT OF DEBTORS............................................................   78
                                                                                    --

                         AGREEMENT FOR SALE OF ASSETS
                         ----------------------------


AGREEMENT dated 17 day of December 1998.

BETWEEN
-------

(1) AURORA UNICOMP LIMITED having its registered office at UniComp House, Mallusk Road, Newtonabbey, BT36 8WU (hereinafter called "the Vendor") of the first part

(2) AURORA SX3 LIMITED having its registered office at 120 Malone Road, Belfast BT9 5HT (hereinafter called "the Purchaser") of the second part; and

(3) UNICOMP INC a Colorado company having its corporate headquarters at 1850 Parkway Place, Suite 925, Marietta GA 30067 (hereinafter called "the Guarantor") of the third part;


WHEREAS:-


1 The Vendor carries on the business of the supply and maintenance of computer hardware and software and all services relating thereto at the Premises



2 The Vendor has agreed to sell and the Purchaser has agreed to purchase the said business carried on by the Vendor at the location aforesaid together with certain assets (as herein described) on the terms hereinafter set forth.


IT IS HEREBY AGREED as follows:


1  INTERPRETATION


   1.1 In this Agreement (and the Schedules hereto) the following expressions shall (unless the context otherwise requires) have the following meanings respectively:-


   "THE ACCOUNTS"            the audited balance sheet of the Vendor as at the
                             Accounts Date and the audited profit and loss account in respect of the nine month period ended on the

                               Accounts Date including any notes thereon and any reports statements or documents annexed or attached thereto.

     "THE ACCOUNTS DATE"       the 28th February 1998.

     "THE AGREED DRAFT"        in relation to any document means the draft of
                               the document which is annexed to this agreement and which for the purposes of identification has been signed by or on behalf of the Vendor and the Purchaser.

     "THE ASSETS"              means the property, assets and undertaking of the
                               Business to be sold by the Vendor to the
                               Purchaser pursuant to clause 2.
                                                     --------

     "THE BOOK DEBTS"          the trade debts (for the avoidance of doubt
                               excluding any amounts included in Excluded
                               Assets) owed to the Vendor in relation to the Business as shown in the Completion Accounts, together with all debts created since the Effective Date save for amounts due by the Inland
                               Revenue, HM Customs and Excise or the Guarantor's
                               Group.

     "THE BUSINESS"                  the business of the supply and maintenance
                                     of computer hardware and software and all services relating thereto carried on by the Vendor at the Effective Date.

     "BUSINESS SERVICES"       means the voice and data communication services
                               provided by the Megastream Link being Internet
                               Mail Gateway, Voice Mail System and Data Link.
     "COMPLETION"              the 17 day of December 1998.

     "THE COMPLETION ACCOUNTS" means the balance sheet and profit and loss account of the Vendor for the period ending on the Effective Date prepared on the basis set out at Schedule 6 hereto.

     "THE CONTRACTS"           the current contracts and engagements of the
                               Vendor
                              in relation to the Business as listed in Schedule
                                                                       --------
                              7 hereto but excluding contracts with Employees.
                              -

     "THE CREDITORS"               the creditors of the Vendor (excluding all
                                   amounts due to the Inland Revenue, H.M.
                                   Customs and Excise or any member of the
                                   Guarantor's Group, any provision for deferred taxation and any accruals for professional fees and profit related pay) in relation to the Business as shown in the Completion
                                   Accounts, together with such amounts (save for amounts due to the Inland Revenue, HM
                                   Customs and Excise or the Guarantor's Group) as are agreed or determined in accordance with clause 3.4 hereto to be due to the creditors listed at Appendix 1 hereto for the period from the Effective Date to Completion.

     "THE DISCLOSURE LETTER"  means the letter bearing the same date as this agreement (including the documents appended to it) written by the Vendor`s Solicitors to the Purchaser's Solicitors and qualifying the Warranties

     "THE EFFECTIVE DATE"     close of business on the 30th November 1998.

     "THE EMPLOYEES"          the employees of the Vendor in relation to the
                              Business particulars of whom are set out at
                              Schedule 3.
                              ----------

     "THE EQUIPMENT"          the computer equipment listed in Schedule 9 and
                                                               ----------
                              all office equipment and furniture on or about the Premises.

     "THE EXCLUDED ASSETS"    the assets and liabilities listed in Schedule 4
                                                                   ----------
                              hereto which are owned by the Vendor but are excluded from the sale to the Purchaser.

     "THE GOODWILL"           the goodwill of the Business including the right
                              to the exclusion of the Vendor to trade under the Name and the exclusive right for the Purchaser or its assignee to represent itself as carrying on the Business in succession to the Vendor.

     "THE GUARANTOR'S GROUP"      means the group of companies comprising the
                                  Guarantor its Subsidiaries and Holding
                                  Companies and the Subsidiaries of any such Holding Companies

     "THE HIRE/LEASE AGREEMENTS"  the agreements relating to the plant and equipment leased or hired to the Vendor or on hire purchase to the Vendor used in the Business as listed in Schedule 8 hereto.
                                                        ----------

     "THE INTELLECTUAL PROPERTY
       RIGHTS" all industrial and intellectual property rights of the Vendor including without limitation all patents registered trade marks, registered designs and applications for any of the same and unregistered trade marks and all copyrights, know-how and confidential information belonging to the Vendor and used in connection with the Business.

     "THE INVESTMENTS"            the Vendor's holdings of
                                  (a)  10,001 ordinary shares of (Pounds)1 each
                                       in Creative On Line Media Limited
                                  (b)  1 ordinary share of (Pounds)1 in Restart
                                       (Ireland) Limited

     "KNOW-HOW"                   the industrial information and techniques
                                  owned by the Vendor and used in for the
                                  purpose of assisting in the processing of goods or materials whether patentable or not including inventions, discoveries, improvements, techniques, processes, formulae, drawings, designs, specifications, manuals, instructions and lists, in each case whether written or unwritten.

     "THE KNOW-HOW ELECTION"      means the election in the terms of the agreed
                                  draft to be executed by the parties at
                                  Completion

     "THE LEASE"                     the leases under which the Premises are
                                     held by the Vendor.

     "THE MAINTENANCE CONTRACTS"     the contracts relating to hardware and
                                     software maintenance listed in Part 1 of
                                                                    ---------
                                     Schedule 7 hereto.
                                     ------------------

     "MEGASTREAM LINK"               means the voice and data communication link
                                     currently rented from British Telecom by Unibol Limited allowing communication between the Mallusk and West Bank Drive sites (being two of the Premises).

     "THE NAME"                      "Aurora"

     "NET TANGIBLE ASSETS"           means all the fixed and current assets of
                                     the Vendor (excluding the Excluded Assets and the Premises (save and except for capital improvements to the Premises) and any intangible assets) less the Creditors as shown by the Completion Accounts.

     "THE PLANT"                     the plant machinery and motor vehicles as
                                     listed in Schedule 9, and all other fitting
                                               ----------
                                     chattels and other assets used in
                                     connection with the Business.

     "THE PREMISES"                  the premises occupied by the Vendor as
                                     listed in Schedule 1 hereto
                                               ----------

     "THE PURCHASER'S ACCOUNTANTS"   means Messrs Ernst & Young of Bedford House
                                     Bedford Street Belfast

     "THE REGULATIONS"               the Transfer of Undertakings (Protection of
                                     Employment) Regulations 1981.

     "THE STOCKS"                    means the stocks including (without
                                     limitation) raw materials, work-in-progress and finished goods owned by the Vendor at Completion for the purposes of or in connection with the Business including items which although subject to reservation of title by the sellers, are under the control of the Vendor.

     "SUBSIDIARY" AND "HOLDING       shall be construed in accordance with
     COMPANIES"                      Article 4 of the Companies (Northern
                                     Ireland) Order 1986.

     "UNICOMP HOLDINGS"            means UniComp Holdings (UK) Limited of Acre
                                   House, 11-12 William Street, London NW1 3ER

     "THE WARRANTIES"              means the representations and warranties on
                                   the part of the Vendor set out in Schedule 2.
                                                                     ----------

     1.2 All references to a statutory provision shall be construed as including references to:

          1.2.1 any statutory modification, consolidation or re-enactment (whether before or after today's date) for the time being in force;

          1.2.2  all statutory instruments or orders made pursuant to it;

          1.2.3 any statutory provisions of which it is a consolidation, re-enactment or modification.


     1.3 Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa;


     1.4 The expression the Vendor shall include its successors and assigns (if any).


     1.5  Unless otherwise stated, a reference to a clause, sub-clause or
          Schedule is a reference to a clause or a sub-clause of, or a Schedule to, this Agreement.


     1.6 Clause headings are for ease of reference only and do not affect the construction of this Agreement.



     1.7  The Schedules and Appendices form part of this Agreement.



2    AGREEMENT FOR SALE


     2.1 Subject to the terms and conditions of this agreement the Vendor shall sell as beneficial owner and the Purchaser shall purchase as at and from the Effective Date (save for any assets acquired or created by the Vendor in trust for the Purchaser after the Effective Date (including without limitation, Stocks and

          Maintenance Contracts) which are purchased with effect from the date of their acquisition or creation) the Business as a going concern and the following assets

          2.1.1  the Plant

          2.1.2  the Equipment

          2.1.3  the Premises

          2.1.4  the Goodwill

          2.1.5  the Investments

          2.1.6  the Intellectual Property Rights

          2.1.7  the Name

          2.1.8  the records and documents referred to at 3.3.2 below
                                                          -----
          2.1.9 the benefit of the Contracts so far as the Vendor can assign the same

          2.1.10 the Stocks

          2.1.11 the benefit subject to the burden of the Hire/Lease Agreements

          2.1.12 all rights and claims of the Vendor against third parties (including without limitation all rights in connection with such third parties' guarantees conditions indemnities warranties and representations) with respect to the Business so far as the Vendor can assign the same other than as comprised in the Excluded Assets

          2.1.13 without in any way limiting the generality of the foregoing all other assets (if any) of whatever nature employed in the Business at the Effective Date or at Completion but excluding the Excluded Assets


     2.2 The consideration to be paid by the Purchaser for the Assets shall be apportioned between the Assets as follows:-

          2.2.1  Goodwill (Pounds) 2,950,000

          2.2.2  Intellectual Property (Pounds) 350,000 and

          2.2.3 the remaining Assets, in accordance with the values ascribed thereto by the Completion Accounts (any items to which no such value is ascribed in the Completion Accounts being valued at (Pounds) 1)

     2.3  The consideration shall be paid as follows:

          2.3.1 as to (Pounds) 3,800,000 in cash upon Completion of the purchase in accordance with clause 4.4;
                     ----------

          2.3.2 as to the balance (if any) in accordance with clause 3.
                                                              --------



     2.4  The consideration shall be exclusive of any value added tax.



3    CONSIDERATION AND COMPLETION ACCOUNTS


     3.1 The consideration to be paid by the Purchaser for the Assets shall be the sum of (Pounds) 4,500,000 subject to adjustment as herein provided


     3.2 The Completion Accounts shall be prepared by the Vendor on the basis set out at Schedule 6 hereto. The Completion Accounts shall be reviewed by the Purchaser's Accountants. The Vendor shall procure that the draft Completion Accounts shall be prepared and be available for such review by the Purchaser's Accountants within 28 days of Completion. Any points of difference arising as a result of the said review shall be notified to the Vendor in writing within 28 days from the date on which the draft Completion Accounts became available failing which the Vendor shall be deemed to have accepted such draft.


     3.3 If the Purchaser's Accountants notify the Vendor that they do not accept the draft Completion Accounts, points of difference shall be discussed between the Purchaser's Accountants and the Vendor and if they are unable to reach agreement within 10 days any points outstanding shall be referred to an independent Firm of Chartered Accountants agreed between the parties or failing agreement within 7 days of one party requesting the other to agree to such appointment on the application of any party by the Chairman for the time being of the Ulster Society of the Institute of Chartered Accountants in Ireland. The said Independent Firm shall be entitled to call for and inspect the working papers of the Vendor and such other documents as the Firm may reasonably consider necessary. In settling any such points of difference the said independent Firm shall act as experts and not as arbitrators. Their decision shall be final and binding on all concerned and their costs shall be borne equally between the

          Vendor and the Purchaser. In giving such decision the said independent Firm shall state what adjustments (if any) are to be made to the draft Completion Accounts. Once all points of difference have been agreed or determined or deemed to have been agreed (but not before) the Completion Accounts which shall be final and binding on the parties but shall in no way affect any claim which the Purchaser may have against the Vendor in respect of any breach of any of the warranties representations undertakings and indemnities given by the Vendor under this Agreement.


     3.4 The Vendor shall prepare a draft list showing the amounts due to the creditors listed at Appendix 1 hereto for the period from the Effective Date to Completion for review by the Purchaser within 28 days of Completion. Any points of difference arising as a result of the said review shall be notified to the Vendor in writing within 28 days from the date on which the draft list became available failing which the Vendor shall be deemed to have accepted such draft. If the Purchaser notifies the Vendor that it does not accept the draft list, points of difference shall be dealt with in the manner set out at clause 3.3 above


     3.5 If the value of the Net Tangible Assets is greater than (Pounds)1,250,000 then the consideration shall be increased by a sum equal to the difference between the value of the Net Tangible Assets and (Pounds)1,200,000.


     3.6 If the value of the Net Tangible Assets is less than (Pounds)1,150,000 then the consideration shall be decreased by a sum equal to the difference between the value of the Net Tangible Assets and (Pounds)1,200,000.


     3.7 In the event that the payment of (Pounds)3,800,000 already paid in accordance with clause 2.3.1 exceeds the amount of the consideration
                          ------------
          (after adjustment in accordance with clause 3.4 or clause 3.5 if appropriate) the excess shall be repaid to the Purchaser within 7 days of the Completion Accounts being finalised in accordance with clause
          3.2 or 3.3 as appropriate.

     3.8 In the event that the payment of (Pounds)3,800,000 already paid in accordance with clause 2.3.1 is less than the amount of the
                          ------------
          consideration (after adjustment in accordance with clause 3.4 or clause 3.5 if appropriate) the shortfall shall be paid to the Vendor's Solicitors Messrs Johns Elliot (whose receipt shall be a good discharge to the Purchaser) within 7 days of the Completion Accounts being finalised in accordance with clause 3.2 or 3.3 as appropriate.


     3.9 Any payment due to be made under the terms of this Agreement shall if not paid on the due date bear interest at the then current Bank of Ireland Base Rate plus 4%.



4    COMPLETION


     4.1 The sale and purchase shall be completed at Restart Limited, Business Recovery Centre, Isle of Man Freeport, Ballasalla, Isle of Man, IM9 2AP immediately on exchange of this agreement when all the matters set out in this clause 4 shall be effected.
                          -------


     4.2 The Vendor shall deliver to the Purchaser, at the principal office of the Business, such of the Assets as are capable of being transferred by delivery.


     4.3 The Vendor shall cause to be delivered or (if so requested by the Purchaser) made available to the Purchaser:

          4.3.1 such documents as are required by the Purchaser's solicitors to complete the sale and purchase of the Assets and vest title to the Assets in the Purchaser, including (but without limitation) assignments of the Goodwill Contracts, and Leases in the terms of the agreed draft;

          4.3.2 forms of transfer duly executed by it and CMI Limited in favour of the Purchaser or its nominees in respect of

                 (a) 10,001 ordinary shares of (Pounds)1 each in Creative On Line Media Limited
                 (b) 1 ordinary share of (Pounds)1 in Restart (Ireland) Limited together with the relative share certificates and such waivers consents and other documents as may be required to give a good title to such shares and to enable the Purchaser or its nominees to become the registered holders;

          4.3.3 all books of account, payroll accounts, income records, stock records, computer programs, information relating to the customers and suppliers of the Business, lists of customers, and all other books, records, and documents relating to the Business in the Vendor's possession or control;

          4.3.4 the written consent of any mortgagee or other person whose consent is necessary for the sale of any of the assets hereby agreed to be sold together with an appropriate release (including, without limitation, a release from the Bank of Ireland of the Book Debts);

          4.3.5 appropriate certified Board Minutes of the Vendor authorising execution of this Agreement, the assignments referred to at clause 4.3.1 and any other ancillary documentation;

          4.3.6 the Know- How Election duty executed by the Vendor


     4.4 Upon completion of the matters referred to above the Purchaser shall deliver to the Vendor a banker's draft in respect of the part of the purchase consideration specified in clause 2.3.1.
                                              ------------


     4.5  If any or all of the transactions set out in clause 4.2 and 4.3 do not
                                                       ------------------
          take place as provided the Purchaser may promptly rescind this agreement without prejudice to any other remedy it may have.


5    NAME


     5.1 With immediate effect following Completion the Vendor shall cease to use the Name for trading purposes or refer to itself in any way or hold itself out in any way as having any relationship with the Purchaser;


     5.2  The Vendor undertakes to change its name

          5.2.1 prior to taking any action, or permitting any action to be taken, which would result in the winding up for dissolution of the Vendor or

          5.2.2 if the Purchaser reasonably considers that the Vendor should change its name to avoid an adverse effect on the Business following Completion or

          5.2.3  in any event within 12 months of Completion

          and further undertakes to produce to the Purchaser, a certified copy of a special resolution of the Vendor resolving to change its name to a name unconnected with the Business.


6    UNDERTAKINGS


     6.1  The Vendor hereby undertakes:

          6.1.1 to pay all debts and liabilities and to observe and perform all obligations relating to the Business or any of the Assets incurred prior to Completion other than any such debts or liabilities due to the Creditors (to the extent included in the Completion Accounts or listed at Appendix 1), or incurred at the written request of the Purchaser; and

          6.1.2 to indemnify the Purchaser against all losses costs claims and demands arising in respect of any breach or non-performance of the foregoing covenant.


     6.2  The Purchaser hereby undertakes:

          6.2.1 to pay all debts and liabilities of and to observe and perform all obligations relating to the Business or any of the assets hereby agreed to be sold incurred on or after Completion or incurred prior to Completion at the written request of the Purchaser; and

          6.2.2 to indemnify the Vendor against all losses costs claims and demands arising in respect of any breach or non-performance of the foregoing covenant.


7    RESTRICTIONS

     7.1 The Vendor hereby covenants with the Purchaser with the intent of assuring to the Purchaser the full benefit and value of the Goodwill and connections of the Business and as a constituent part of the agreement for the sale of the Business that:-

          7.1.1 it will not (and will procure that no member of the Guarantor's Group will) for a period of five (5) years from Completion ("the Said Period") directly or indirectly and whether for its own account or in partnership with another or others either as principal or as servant or agent or officer of another deal with or engage in business with or be interested in any concern undertaking firm or body corporate which engages in or carries on within the United Kingdom and/or the Republic of Ireland any business which competes or seeks to compete with the Business;

          7.1.2 it will not (and will procure that no member of the Guarantor's Group will) at any time following Completion divulge to any person or otherwise make use of any secrets, trade secrets, confidential knowledge or information concerning the business finance or affairs of the Business and belonging to the Business and will use its best endeavours to prevent the publication or disclosure of any such secrets, knowledge or information by any third party;

          7.1.3 without prejudice to the generality of the provisions contained in the immediately preceding sub-clauses 7.1.1 and 7.1.2 it
                                              ---------------------------
                 will not (and will procure that no member of the Guarantor's Group will) for the Said Period directly or indirectly in competition with the Business;

                    7.1.3.1 solicit the custom of any person, firm or company which has at any time during the period of one year preceding Completion been a customer or client of the Business or which has approached in any such period as aforesaid the Business with a view to placing business or otherwise becoming a customer or client of the Business;

                    7.1.3.2 solicit or endeavour to entice away, or employ, or offer or conclude any contract of services with any person who was employed by the Vendor at any time during the period of one year preceding Completion.


          Provided always that nothing in this Agreement shall restrict ICS Unicomp Limited from carrying out its current business of the sale of computer hardware.



     7.2 While the restrictions aforesaid are considered by the parties to be fair and reasonable in all the circumstances it is agreed that if any of such restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part or parts of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.


     7.3 The Vendor shall promptly refer to the Purchaser all enquiries relating to the Business and assign to the Purchaser all orders relating to the Business which the Vendor may in future receive.


     7.4 No provision of this agreement or of any agreement or arrangement of which it forms part by virtue of which the agreement constituted by all of the foregoing is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of such agreement have been furnished to the Director General of Fair Trading pursuant to the terms of Section 24 of that Act

8    ASSISTANCE FOLLOWING COMPLETION


     8.1 The Vendor will for a period of one month following Completion to the best of its ability but without incurring any liability or expense initiate the Purchaser's representatives into the conduct of the Business and give the Purchaser's representatives information known to the Vendor (not being information in the public domain) that may reasonably be required in connection with the carrying on of the Business and shall also after Completion but without incurring any expenses or liability procure for the Purchaser the full benefit and advantage of the goodwill of the Business by recommending and introducing the Purchaser to customers and otherwise as far as practicable but without requiring any personal attendance by any representative of the Vendor after expiry of the period of one month following Completion.


     8.2 The Vendor agrees to procure that the Business Services currently provided via the Megastream Link to the Mallusk and West Bank Drive sites (being two of the Premises) will continue in operation without interruption or diminution until terminated by the Purchaser or after one year whichever is the earlier.


     8.3 The Purchaser undertakes with the Vendor to co-operate with the Vendor and at reasonable commercial rates to the Vendor to provide assistance and manpower to enable the Vendor to continue to operate the business of Aurora UniComp (IOM) Limited (which is being excluded from the sale) for a sufficient period to enable the Vendor to wind down such business until it ceases such business, or until the Vendor is able to make alternative arrangements or for a period of 12 months whichever is the shorter.


9    EMPLOYEES


     9.1  If as a result or by virtue of -

          9.1.1 the acquisition by the Purchaser of the Business and Assets or anything acquired or transferred in connection with same and/or;

          9.1.2 the application of the Regulations any person other than an Employee shall become or otherwise be deemed to be or shall claim to have become an employee of the Purchaser:-

                 9.1.2.1 the Purchaser may (as soon as practicable after becoming aware of such fact) give formal notice to terminate any employment and/or any contract of employment of such person; and

                    9.1.2.2 the Vendor will indemnify the Purchaser against all costs claims liabilities and expenses (including legal expenses) arising out of or in connection with -

                             (a)  any such termination;

                             (b) the transfer of liabilities and duties in relation to such person from the Vendor to the Purchaser pursuant to the Regulations;

                             (c) any claim by such person that he has become an employee of the Purchaser and that the liabilities and duties of the Vendor in relation to him have been transferred to the Purchaser pursuant to the Regulations.


     9.2 The Purchaser may defend or settle or comprise any such claim or allegation of liability as the Purchaser shall in its absolute discretion see fit and may require the Vendor to indemnify the Purchaser against all costs claims liabilities and expenses (including legal expenses) arising out of or in connection with so doing.


     9.3 The Vendor shall indemnify the Purchaser against each and every cost claim liability expense or demand which relates to or arises out of any act or omission by the Vendor or any other event or occurrence prior to the date of Completion and which the Purchaser may incur in relation to any contract of employment or any collective agreement concerning the Employees pursuant to the Regulations including without limitation any such matter relating to or arising out of:

          9.3.1 the Vendor's rights powers duties and/or liabilities under or in connection with any such contract of employment and any such collective agreements (which rights powers duties and/or liabilities are or will be transferred to the Purchaser in accordance with the Regulations)

          9.3.2 anything done or omitted before the date of Completion by or in relation to the Vendor in respect of any contract of employment or any such collective agreements or any person employed in the

                 Business which is deemed to have been done or omitted by or in relation to the Purchaser in accordance with the Regulations

          9.3.3 the Vendor's failure to pay to any Employee any sums due in respect of the period prior to Completion

          9.3.4 any claim by any trade union staff association or staff body recognised by the Vendor in respect of all or any of the Employees arising out of the Vendor's failure to comply with its legal obligations to such trade unions or staff associations or bodies


     9.4 The Purchaser assuming the outstanding obligations of the Vendor in respect of the accrued holiday entitlements and accrued holiday remuneration of the Employees to the Effective Date; the full amount necessary to enable the Purchaser to meet the cost of providing such holiday entitlements and remuneration as at the Effective Date shall be treated as a Creditor in the Completion Accounts.


     9.5 In consideration of the sum of (Pounds)1,000 the Vendor shall (as agent for the Purchaser) put in place such arrangements as are necessary to ensure that the Employees are paid all amounts due to them in respect of the month of December and shall make all necessary deductions therefrom and account for same to the Inland Revenue and /or the Contributions Agency as appropriate.


     9.6  The provisions of Schedule 5 shall have effect in relation to the
                            ----------
          pension entitlement of the  Employees


10   CREDITORS AND DEBTORS


     10.1 The Purchaser hereby acknowledges its responsibility for the Creditors, undertakes to pay the Creditors in accordance with the appropriate terms and conditions of supply and agrees to indemnify the Vendor fully at all times from and against any and all claims actions proceedings demands liabilities costs and expenses in connection with any of the Creditors. Provided always that such indemnity shall not apply in circumstances where the Purchaser has a claim against the Vendor in respect of clause 11 herein.


     10.2 If it becomes apparent that recovery of any of the Book Debts is not likely to be possible unless legal proceedings are instituted, the Purchaser will notify the Vendor in writing and furnish the Vendor with full particulars of the steps taken by the Purchaser to effect recovery. The Purchaser shall have the option (within 90 days of such notification):-

          10.2.1 to assign the relevant Book Debt(s) (by assignment in the form of the agreed draft) to the Vendor against payment by the Vendor to the Purchaser of the full nominal amount thereof;

          10.2.2 to issue court proceedings against the debtor in question and require the Vendor to lend its name to such proceedings (if necessary to the extent that the proceedings are taken solely in the Vendor's name). The Vendor shall indemnify the Purchaser against all reasonable costs (including legal costs) of any such proceedings and shall account to the Purchaser for the total of any amount recovered from the debtor in question; or

          10.2.3 to require the Vendor to complete an assignment of the relevant Book Debt(s) (by assignment in the form of the agreed draft) to the Purchaser and do such acts and things and execute such deeds and documents as may be necessary fully and effectively to vest in the Purchaser the relevant Book Debt(s). In the event that it is subsequently necessary for the Purchaser to bring court proceedings to recover the relevant Book Debt(s) the Vendor shall indemnify the Purchaser against all reasonable costs (including legal costs and any stamp duty payable on such assignment) incurred by the Purchaser in the recovery of such relevant Book Debt(s)


     10.3 In the event that the Vendor receives any sums after the Effective Date from any of the debtors who are included in the Book Debts then the Vendor shall receive the same as trustee shall record such payment separately in its books and shall account to the Purchaser for the same on Completion or if received thereafter within 7 days of receipt.


11   WARRANTIES


     11.1 The Vendor acknowledges that it has made representations to the Purchaser as set out in Schedule 2.
                                  ----------


     11.2 The Vendor warrants to the Purchaser, and to any successors in title or assignees of the Purchaser, in the terms set out in Schedule 2.
                                                                 ----------


     11.3 The Indemnities and Warranties set forth in this Agreement (including without prejudice to the generality hereof the Warranties in Schedule
                                                                       --------
          2) are subject to the matters expressly described in the Disclosure
          -
          Letter and to the general provisions and restrictions in this Agreement set forth (including, without limitation, the limitations set out at Schedule 10) but to no other qualification whatsoever.


     11.4 The rights and remedies of the Purchaser in respect of a breach of the Warranties shall not be affected by the completion of this Agreement by any investigation made by or on behalf of the Purchaser into the affairs of the Business by the Purchaser rescinding or failing to rescind this Agreement or by any other event or matter whatsoever except a specific written waiver or release by the Purchaser.


     11.5 Without prejudice to any other remedy which may be available to the Purchaser the Vendor hereby further undertakes to the Purchaser to indemnify and keep indemnified the Purchaser against all and any costs, damages or expenses suffered or incurred by the Purchaser as a result of or in connection with any breach or non-fulfilment of any of the Warranties or other undertakings referred to or contained in this agreement and all costs, claims and expenses incurred in making or defining a claim in relation to facts or circumstances which constituted or would, if proved, constitute such a breach.

12   APPORTIONMENTS/PREPAYMENTS


     12.1 All periodical charges and outgoings of the Business including but not limited to salaries wages rent rates gas electricity water telephone charges licence fees and royalties shall be apportioned on a time basis so that such part of the relevant charges attributable to the period ended on the Effective Date shall be borne by the Vendor and to the extent not paid at the Effective Date treated as Creditors in the Completion Accounts. Such part of the relevant charges attributable to the period commencing on the day following the Effective Date shall be borne by the Purchaser. All rents licence fees royalties and other similar sums receivable in respect of the Business shall be apportioned between the Vendor and the Purchaser on like terms.


     12.2 Prepayments and payments in advance made to the Vendor on or before the Effective Date in respect of goods or services to be supplied by the Purchaser after the Effective Date shall be treated as Creditors in the Completion Accounts and prepayments and payments in advance made by the Vendor in respect of goods ordered but not delivered and services contracted for but not rendered to the Vendor in connection with the Business prior to the Effective Date shall be treated as Debtors in the Completion Accounts.


13   CONTRACTS


     13.1 The Purchaser agrees with the Vendor with effect from the Effective Date to assume the obligations of and become entitled to the benefits of the Vendor under the Contracts (subject to the Vendor indemnifying the Purchaser and keeping it fully indemnified against all liabilities losses actions proceedings costs claims demands and expenses brought or made against or incurred by the Purchaser in respect of the non-performance or defective or negligent performance by the Vendor of the Contracts in the period up to and including Completion) and the Purchaser shall, from Completion, carry out perform and complete all the obligations and liabilities created by or arising under the Contracts (except for any obligations or liabilities attributable to a breach on the part of the Vendor or its employees agents or sub-contractors) and shall indemnify the Vendor and keep it fully indemnified against all liabilities losses actions proceedings costs claims demands and expenses brought or made against or incurred by the Vendor in respect of the non-performance or defective or negligent performance by the Purchaser of the Contracts.


     13.2 The Vendor shall on Completion and with effect from the Effective
          Date assign to the order of the Purchaser or procure the assignment to the order of the Purchaser of all Contracts which are capable of assignment without the consent of other parties.


     13.3 In so far as any of the Contracts are not assignable to the Purchaser without the agreement of or novation by or consent to the assignment from another party this agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of the same. In the event that consent or novation is required to such assignment:

          13.3.1 the Vendor shall use its best endeavours (which for the avoidance of doubt shall include the payment of any premium required from such other party) with the co-operation of the Purchaser to procure such novation or assignment as aforesaid;

          13.3.2 unless and until any such Contract shall be novated or assigned as aforesaid the Vendor shall hold the same in trust for the Purchaser and its successors in title to the Business absolutely and the Purchaser shall (if such sub-contracting is permissible and lawful under the Contract in question) as the Vendor's sub-contractor perform all the obligations of the Vendor under such Contract;

          13.3.3 unless and until any such Contract shall be novated or assigned the Vendor will (so far as lawfully may) give all such assistance to the Purchaser and as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under such Contract and (without limitation) will provide access to all relevant books documents and other information in relation to such Contract as the Purchaser may require from time to time.


     13.4 If such consent or novation is not obtained the Vendor will in co-operation with the Purchaser use its best endeavours to make arrangements to provide for the Purchaser the benefits under any of the Contracts including enforcement for the account of the Purchaser of any and all rights of the Vendor against the other party to the Contract arising out of any cancellation by such other party or otherwise. If and to the extent that in respect of such Contracts any such arrangements cannot be made neither the Vendor nor the Purchaser shall without prejudice to clause 13.1 have any further obligation to
                                     -----------
          the other.


     13.5 To the extent that any payment is made to the Vendor in respect of the Contracts on or after the Effective Date the Vendor shall receive the same as trustee shall record such payment separately in its books and shall account to the Purchaser for the same on Completion or if received thereafter within 7 days of receipt.


14   LEASED PLANT AND EQUIPMENT


     14.1 The parties shall as soon as possible after Completion and in any event within 14 days of Completion jointly apply in writing to the lessors named in Schedule 8 requesting the transfer of the Hire/Lease
                           ----------
          Agreements to the Purchaser for the remainder of their respective terms with effect from Completion.


     14.2 If any such application as referred to in clause 14.1 shall be refused
                                                    -----------
          or not granted the Vendor shall as agent for the Purchaser subject to being fully indemnified by the Purchaser in respect of the relevant Hire/Lease Agreement perform all the obligations on the part of the Vendor to be performed under such Hire/Lease Agreement and shall account to the Purchaser for all money benefits rights or privileges received under such Hire/Lease Agreement.

15   VAT


     15.1 The parties shall use all reasonable endeavours to procure that the sale of the Business is deemed to be a transfer of a business as a going concern for the purposes of the Value Added Tax Act 1994 s 49 and Article 5 of the VAT (Special Provisions) Order 1992. In the event that value added tax is or becomes payable in respect of any of the Assets, the Purchaser shall in addition to the consideration pay to the Vendor the full amount of such value added tax. The Vendor shall issue to the Purchaser tax invoices in respect of such items and payment of such invoices shall be made within 14 days of their issue.


     15.2 The Vendor shall forthwith deliver to the Purchaser all the records of the Business for value added tax purposes which are required by the Value Added Tax Act 1994 s 49 to be preserved by the Purchaser.



     15.3 The Purchaser shall for a period of not less than 6 years from the Effective Date preserve the records delivered to it by the Vendor and, upon reasonable notice during normal business hours, make them available to the Vendor or its agents.


16   INSURANCE


     16.1 The Vendor undertakes to the Purchaser that it will notify the interest of the Purchaser to the relevant insurers and keep in force its existing insurance policies, in respect of the Assets until Completion, the Purchaser paying the proportion of the insurance premiums from the Effective Date until the cancellation of the relevant policies.


17   GUARANTEE


     17.1 In consideration of the Purchaser entering into this Agreement with the Vendor at the request of the Guarantor, the Guarantor

          17.1.1 hereby covenants with the Purchaser that the Vendor shall pay all sums hereby agreed to be paid by the Vendor on the days and in manner aforesaid and shall duly perform and observe all the undertakings hereinbefore contained on the part of the Vendor and that in case of default in such payment or performance or observance of undertakings as aforesaid the Guarantor will pay and make good to the Purchaser on demand all loss damage costs and expenses thereby arising or incurred by the Purchaser


     17.2 This guarantee is a continuing guarantee and will remain in full force and effect so long as any sums remain due by the Vendor to the Purchaser.


     17.3 Any settlement or discharge in whole or in part by the Purchaser of the Guarantor's obligations under this guarantee will be deemed to be given or made on condition that it will be of no effect as a settlement or discharge if the assurance security or payment on the faith of which it was made is afterwards avoided by virtue of any provision or enactment for the time being in force relating to bankruptcy insolvency or liquidation so that at any time after such avoidance the Purchaser will be entitled to exercise its rights under this guarantee as if no such settlement or discharge has been made.


     17.4 The obligations of the Guarantor under this guarantee will not be discharged impaired or otherwise affected by any omission matter or thing which but for this provision would or might operate to release or otherwise exonerate the Guarantor from such obligations or to diminish such obligations including without limitation and whether or not known to the Purchaser:-


          17.4.1 any time or other indulgence given or agreed to be given to or composition with the Vendor or any other person or



          17.4.2 the taking variation compromise renewal or release of or refusal or neglect to perfect or enforce any right remedies or securities against the Vendor or any other person or


          17.4.3 any litigation legal disability incapacity or other circumstances relating to the Vendor or any other person or any document or security or


          17.4.4 any irregularity unenforceability or invalidity of any obligations of the Vendor to the intent the Guarantor's obligations under this guarantee will remain in full force and be construed accordingly as if there were no such irregularity unenforceabilty or invalidity.


     17.5 Until all sums owing to the Purchaser by the Vendor under this agreement have been paid in full and all of the Vendor's obligations under it have been performed or satisfied the Guarantor will not after a demand has been duly made by the Purchaser pursuant to this guarantee:-

          17.5.1 exercise as against the Vendor in respect of any amount previously paid by it under this guarantee any right of subrogation or any other right or remedy which it may have in respect of the same or


          17.5.2 claim payment of any other sums for the time being due to it from the Vendor or exercise any other right or remedy which it may have in respect of the same or


          17.5.3 prove in liquidation of the Vendor in competition with the Purchaser for any sums owing to it by the Vendor on any account whatever.


     17.6 The Purchaser may make one or more demands pursuant to this guarantee.


18   FURTHER ASSURANCE


     18.1 The Vendor will do such acts and things and execute such deeds and documents as may be necessary fully and effectively to vest in the Purchaser the assets hereby agreed to be sold and to assure to the Purchaser the rights hereby agreed to be granted.


     18.2 In the event that any of the Assets purported to be transferred hereunder is owned by another member of the Guarantor's Group, the Guarantor undertakes to procure that such member does such acts and things and executes such deeds and documents as may be necessary fully and effectively to vest in the Purchaser the assets hereby agreed to be sold and to assure to the Purchaser the rights hereby agreed to be granted and the Guarantor shall fully and effectively indemnify the Purchaser against all losses costs claims and demands arising in respect of any breach or non-performance of the foregoing covenant.


19   SURVIVAL OF CERTAIN PROVISIONS


     19.1 This Agreement shall remain in full force and effect after Completion in respect of any matters covenants or conditions which shall not have been done observed or performed prior thereto and all representations warranties and obligations of the parties shall (except for any obligations fully performed on Completion) continue in full force and effect notwithstanding the completion of the sale and purchase hereby agreed to be made.


20   ANNOUNCEMENTS


     20.1 Except in respect of announcements required by law or the Stock Exchange no announcement or circular relating to any matter referred to in this Agreement shall be made or issued by or on behalf of the Vendor or the Purchaser without the prior written approval of the other, but such approval shall not be unreasonably withheld or delayed.


21   ENTIRE AGREEMENT

     21.1 This Agreement, when taken together with the agreed drafts (or the executed engrossments of them) constitutes the entire agreement and understanding between the parties with respect to all matters therein referred to.


     21.2 No variation of this Agreement or any of the agreed drafts shall be valid unless it is in writing and signed by or on behalf of each of the parties.


22   WAIVER


     22.1 The rights of either party shall not be prejudiced or restricted by any indulgence or forbearance extended to the other party and no waiver by any party in respect of any breach shall operate as a waiver of any subsequent breach.


23   NOTICES


     23.1 Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it.


     23.2 Any such notice may be served by leaving it or sending it by prepaid recorded delivery or registered post -

          23.2.1 in the case of the Vendor or the Guarantor, at or to the offices of Messrs Johns Elliot Solicitors marked for the attention of Mr Maurice Butler or any other address or addresses in Northern Ireland which are notified in writing to the Purchaser; or

          23.2.2 in the case of the Purchaser, at or to its registered office for the time being marked for the attention of the Company Secretary of the Purchaser.


     23.3 Any notice so served by post shall (unless the contrary is proved) be deemed to have been served 48 hours from the time of posting and in proving such service it shall be sufficient to prove that the notice was properly addressed and was posted in accordance with sub-clause
          23.2 above.

24   MISCELLANEOUS


     24.1 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be).


     24.2 This Agreement is personal to the parties and may not be assigned or disposed of by any of them.


     24.3 The parties will pay their own costs of and incidental to this agreement.


25   COUNTERPARTS


     25.1 This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall for all purposes constitute one and the same Agreement binding on all of the parties hereto.


26   INVALIDITY


     26.1 If at any time any one or more of the provisions of this Agreement or any part thereof is or becomes invalid illegal or unenforceable in any respect under any law the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


27   LAW AND JURISDICTION


     27.1 This Agreement shall be governed by and construed in accordance with the laws of Northern Ireland and the parties submit to the non exclusive jurisdiction of the Courts of Northern Ireland.

IN WITNESS whereof Steve A. Haffer on behalf of the Vendor,
and                             on behalf of the Purchaser have hereunto set
their hands the day and year first before WRITTEN.


                                        /s/ S. A. Haffer, Chairman
SIGNED by Steve A. Haffer           :
for and on behalf of AURORA UNICOMP :
LIMITED in the presence of:-        :
/s/ Maurice R. Butler               :
    Solicitor                       :
    Belfast
                                    :
                                    :
                                    :
                                    :

SIGNED by                           :
for and on behalf of AURORA SX3     :  /s/ Nigel D. Wilson
LIMITED in the presence of:-        :
/s/ M. C. Johnson                      /s/ Noreen Wright
    Solicitor                       :
    Belfast                         :
                                    :
                                    :

Executed as a Deed by UNICOMP INC in the  :/s/ S. A. Haffer, Chairman & CEO
presence of:-                       :
   /s/ Maurice R. Butler
       Solicitor                    :
       Belfast                      :
                                    :
                                    :
                                    :

                                  SCHEDULE 1

                                   PREMISES


1.   ICS Computing Ltd

     Hydepark

     Mallusk

     Newtownabbey

     Co Antrim


     Lease dated 1 January 1990 between R S McKinney Ltd and Software Ireland Ltd. Term 20 years from 1 January 1990.


2.   Unit 30 Office

     Northland Road

     Industrial Estate

     Londonderry


     Lease dated 1 October 1997 between Templemore Properties Ltd and Aurora Uniomp Ltd. Term 3 years from 3 September 1997.


3.   Unit 4 Warehouse

     West Bank Drive

     Belfast


     Lease dated 30 May 1997 between Thomas George Eakin and Violet Pattison Eakin and CEM Computers Ltd. Term 17 years, 7 months, 7 days from 20 March 1995.

                                  SCHEDULE 2
                                  WARRANTIES


                                INTERPRETATION


1.   In this Schedule -

     (a)  the following additional definitions are used -

          "THE AGREEMENT" means the Agreement to which this is a schedule.

          "COMPANIES ORDERS" means the Companies (Northern Ireland) Order 1986 as amended by any subsequent legislation including without prejudice to the generality of the foregoing the Companies (Northern Ireland) Orders 1989, 1990 and 1990 (No. 2) and the Insolvency (Northern Ireland) Order 1989;

          "THE COMPUTER EQUIPMENT" means all computer equipment owned in respect of, or used in, the Business (including without limitation all hardware, data storage devices, printers, VDUs, keyboards, the Software, network cabling and equipment and all other peripherals);

          "ENVIRONMENTAL LEGISLATION" means all national or local or other laws or legislation concerning health safety or matters related to pollution or protection of the environment and all decisions rules regulations ordinances orders notices and directives of the European Community the United Kingdom Parliament and other official bodies having jurisdiction in respect of such matters;

          "ENVIRONMENTAL AUTHORISATIONS" means any permits consents authorisations approvals required by Vendor under the Environmental Legislation;

          "INTELLECTUAL PROPERTY RIGHTS" means any patent, patent application, know-how, trademark, trademark application, trade name, registered design, copyright or other similar industrial or commercial right;

          "THE PENSION SCHEMES" means the UniComp Final Salary Scheme and the UniComp Group Personal Pension.

          "SOFTWARE" means any form of computer program owned in respect of or used in, the Business (including without limit applications and operating systems and in each case whether in source, object or machine code form);

          "YEAR 2000 READY" shall mean that neither performance nor functionality is affected by dates prior to, during and after the Year 2000, and in particular:-

          (i) no value for current date will cause any interruption in operation

          (ii) date based functionality must behave consistently for dates before, during and after the Year 2000

          (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and

          (iv)  Year 2000 must be recognised as a leap year.

     (b) a reference to a balance sheet or profit and loss account includes a reference to any note forming part of it;

     (c) where any of the Warranties is qualified by the expression "to the best of the knowledge information and belief of the Vendor" or "so far as the Vendor is aware" or any similar expression, that Warranty is deemed to include an additional statement that it has been made after due, diligent and careful enquiry and that the Vendor has used its best endeavours to ensure that all information given in the Warranty is true, complete and accurate in all respects;

     (d) except as otherwise expressly provided in this Schedule, each of the Warranties is to be construed independently of the others and is not limited by reference to any of the others.

                             GIVING OF WARRANTIES

2.   The Vendor warrants and represents to the Purchaser as follows -

                                   ACCOUNTS


GENERAL

(1)  the Accounts (copies of which have been delivered to the Purchaser) -

     (a) have been prepared under the historical cost convention and in accordance with good accounting practice including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards;

     (b) show a true and fair view of the affairs of the Business as at the Accounts Date and of the results of the Business for the accounting period ended on that date;

     (c) comply with the requirements of the Companies Orders and other relevant statutes;

PROVISION FOR LIABILITIES ETC

(2) the Accounts make full provision or reserve for, or disclose, all liabilities (including contingent and disputed liabilities) and all capital commitments of the Vendor in relation to the Business as at the Accounts Date, indicate clearly which of those liabilities are not usually provided for or reserved, and make adequate provision or reserve for all bad and doubtful debts;

VALUATION OF STOCK

(3) in the Accounts any slow moving stock has been written down appropriately, all redundant or obsolete stock has been wholly written off, and the value attributed to the remaining stock does not exceed the lower of cost or net realisable value at the Accounts Date;

PROFITS

(4) the profits shown in the Accounts have not to a material extent been affected (except as disclosed in those accounts) by any extraordinary or exceptional event or circumstance or by any other factor rendering them unusually high or low;

MANAGEMENT ACCOUNTS

(5) the management accounts of the Vendor for the period from the Accounts Date until 31st October 1998 have been prepared in accordance with generally accepted accounting principles and reflect the state of affairs of the Business in all respects and the profits/losses of the Business during the period to which they relate and adequately disclose all assets and liabilities of the Business at the relevant balance sheet date to which they relate and apply bases and policies of accounting which have been consistently applied in the Accounts save that such management accounts have not been audited by the Auditors

                         POSITION SINCE ACCOUNTS DATE

(6)  save as disclosed in the Disclosure Letter since the Accounts Date -

     (a) the Business has been carried on in the ordinary course and so as to maintain it as a going concern;

     (b) there has been no material adverse change in the financial or trading position or prospects of the Vendor in relation to the Business;

     (c) there has been no reduction in the value of the Assets on the basis of the valuations adopted in the Accounts;

     (d) the Business has not been materially and adversely affected by the loss of any important customer or source of supply or by any normal factor not affecting similar businesses to a similar extent and the Vendor is not aware of any facts likely to give rise to any such effect whether before or after Completion;

                                   PREMISES

INTERESTS

(7) the Premises comprise all the land and buildings occupied by the Vendor in relation to the Business or used or occupied by it or in which it has any other interest;

TITLE

(8)  in the case of each of the Premises -

     (a) the Vendor has a good marketable and unassailable title to the property and has in its possession or under its control all relevant deeds and documents;

     (b) those of the Premises which are occupied or otherwise used by the Vendor in connection with the Business are occupied or used by right of ownership or under lease or licence, the terms of which permit the occupation or use;

     (c)   the Vendor is the legal and beneficial owner of the Premises;

     (d)   the information contained in Schedule 1 as to the tenure of each of
                                        ----------
           the Premises, the principal terms of the leases or licences held by the Vendor and the principal terms of the tenancies and licences subject to and with the benefit of which the Premises are held is accurate in all respects;

ENCUMBRANCES

(9)  (a)   in the case of each of the Premises the Vendor is in possession of, owns, uses and occupies the property free from any mortgage or charge, licence, rent, charge, overriding interest, lien, lease, underlease, tenancy, right, covenant, limitation, restriction, option, right of pre-emption, easement exception or reservation or other agreement or arrangement affecting the property;

     (b) the Vendor does not by its use or occupation contravene any requirement or restriction having the force of law and has complied with all covenants, conditions, restrictions and limitations binding on it or on the property, none of which is of an unusual or onerous nature or prejudicially affects the property or the Vendor's use, occupation or powers of disposal of it;

     (c) the Premises are not subject to any outgoings other than business rates, water rates and insurance premiums and in the case of leasehold properties rent and service charges;

     (d) the Premises are not subject to any restrictive covenants, stipulations, easements, profits a' prendre, wayleaves, licences, grants, restrictions, overriding interests or other similar rights vested in third parties;

     (e) where any of the matters referred to in clauses (a) (b) (c) and (d) have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid;

     (f) the Premises are not subject to any option, right of pre-emption or right of first refusal;

OTHER INVOLVEMENT IN RELATION TO PROPERTY

(10) the Vendor has not at any time in the last three years carried on the Business from any premises other than the Premises;

OTHER MATTERS AFFECTING PREMISES LISTED

(11) none of the Premises is affected by any of the following matters -

     (a) any actual or contingent liability to repay the whole or any part of any compensation received or receivable in consequence of the imposition of any restriction, limitation or condition on the grant of planning permission or of any refusal, modification or revocation of planning permission (whether the permission was granted or refused in pursuance of an application or was granted in pursuance of a general development order);

     (b) any agreement with any planning authority regulating use or development;

     (c)   any surcharge imposed under Section 17A of the General Rate Act 1967;

     (d) none of the Premises is listed as being of special historic or architectural importance or located in a conservation area;

     (e) there are not in force or required to be in force any licences whether under licensing legislation or otherwise which apply to any of the Premises;

DEVELOPMENT AND USE

(12) all developments and uses of the Premises comply with all planning and other legislation, regulations, orders and bye-laws and no permission, consent or approval of whatever nature on which the actual use and occupation of any of those properties or the lawful implementation of any works carried out or being carried out to any of them is dependent has been suspended or is liable to terminate or is restricted to a particular person and all conditions imposed by any permission consent or approval have been complied with;

CONDITION OF THE PREMISES

(13) (a) there are no disputes concerning boundaries, easements, covenants, means of access or other matters relating to any of the Premises or their use;

     (b) the principal means of access to the Premises is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to the Premises is shared with any other party nor subject to rights of determination by any other party;

     (c) the buildings and other structures on the Premises are in good and substantial repair and fit for the purposes for which they are used;

     (d) each of the Premises enjoys the main services of water, drainage, electricity and gas;

     (e) none of the Premises is located in an area or subject to circumstances particularly susceptible to flooding;

     (f) no mining operations have been or are contemplated under any of the Premises;

INSURANCE OF PREMISES

(14) (a) the Premises are insured in their respective full reinstatement values and against third party and public liabilities to an adequate extent;

     (b) all premiums payable in respect of insurance policies with respect to the Premises which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies;

     (c) the information in the Disclosure Letter with respect to the insurance policies is up to date and true and accurate in all material respects;

STATUTORY OBLIGATIONS

(15) (a) the Vendor has complied and is complying with all applicable statutory and by-law requirements with respect to the Premises, and in particular (but without limitation) with the requirements as to fire precautions and under the Factories Act l96l, The Public Health Acts l875-1961, the Offices, Shops and Railway Premises Act 1963, the Control of Pollution Act 1974 and the Health and Safety at Work etc Act l974;

     (b) there is no outstanding and unobserved or unperformed obligation with respect to the Premises necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers;

     (c) no licences are required whether under the Licensing Act 1988 or otherwise in relation to any of the Premises;

ADVERSE ORDERS

(16) (a) there are no compulsory purchase notices, orders or resolutions affecting any of the Premises and there are no circumstances likely to lead to any being made;

     (b) there are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Premises and there are no circumstances likely to lead to any being made;

     (c) no notices, orders, proposals, applications, requests or schedules of dilapidations affecting or relating to any of the Premises have been served or made by any authority or other person or by the Vendor, and there are no circumstances which are likely to result in any being served or made;

LEASEHOLD PROPERTIES

(17) (a) the Vendor has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any leases (which expressions in this Warranty (17) includes underleases) under
                                      --------
           which the Premises are held, and the last demand (or receipts for rent if issued) were unqualified, and all the leases are valid and in full force;

     (b) all licences, consents and approvals required from the landlords and any superior landlords under any leases of the Premises have been obtained and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed and observed;

     (c) there are no rent reviews under the leases of the Premises held by the Vendor in progress;

     (d) no obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Premises is outstanding and unobserved or unperformed;

     (e) there is no obligation to reinstate any of the Premises by removing or dismantling any alteration made to it by the Vendor or any predecessors in title to the Vendor;

TENANCIES

(18) the Premises are not held subject to or with the benefit of any tenancies (which expression in this Warranty (18) includes subtenancies);
                               --------

POLLUTION

(19) to the best of the Vendor's belief none of the Premises is likely to be entered in a register, introduced under the Environmental Protection Act 1990, as land which may be contaminated;

                                 OTHER ASSETS

TITLE

(20) the Assets are the absolute property of the Vendor free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such assets are in the possession or under the control of the Vendor;

CONDITION OF PLANT ETC

(21) the Plant and Equipment are in a good state of repair, have been regularly and properly maintained and comply with any applicable legal requirement or restriction, and the vehicles are fully licensed and suitable for the purposes for which they are used;

CONTROL OF RECORDS ETC

(22) (a) all records and information belonging to the Vendor in relation to the Business are in its exclusive possession, under its direct control and subject to unrestricted access by it;

     (b) proper books of account have been maintained by the Vendor recording all sums of money received and expended by the Vendor and the matters in respect of which the receipt and expenditure takes place, all sales and purchases of goods of the Vendor and the assets and liabilities of the Vendor including without prejudice to the generality of the foregoing all contingent liabilities;

ASSETS SUFFICIENT FOR THE BUSINESS

(23) (a) the Assets comprise all assets now used in the Business and which are necessary for the continuation of the Business as now carried on;

     (b) the Stocks are sufficient for the normal requirements of the Business;

     (c) the work-in-progress included in the Stocks is at its normal level having regard to current orders included in the Contracts and to orders reasonably anticipated from customers of the Business;

     (d) the stocks of raw materials, packaging materials and finished goods included in the Stocks are not excessive and are adequate in relation to the current trading requirements of the Business;

STOCKS

(24) (a) the Stocks are of merchantable quality and saleable at normal selling prices;

     (b) none of the Stocks is obsolete, unusable, unmarketable or inappropriate or of limited value in relation to the Business and none of the Contracts is likely to result in this being untrue;

DOCUMENTS STAMPED

(25) all documents which in any way affect the right, title or interest of the Vendor in or to any of the Assets and which attract stamp duty have been duly stamped within the requisite period for stamping;

REALISATION OF BOOK DEBTS

(26) the Book Debts will realise their full amount within three months of Completion;

                         INTELLECTUAL PROPERTY RIGHTS


INTERESTS

(27) other than the Know-How the Vendor -

     (a) has no interest in any Intellectual Property Rights and has not entered into any agreement for -

           (i)   the licensing or use of any Intellectual Property Rights; or

           (ii) the provision or acquisition of know-how or technical information or assistance; or

           (iii) the prohibition or restriction of the disclosure of any know-how or technical information;

     (b) does not require any Intellectual Property Rights, or any licence to use any Intellectual Property Rights, for any of the operations of the Business;

INFRINGEMENTS ETC

(28) none of the operations carried on by the Vendor in relation to the Business infringe any rights of another person in respect of any Intellectual Property Rights or will or may give rise to payment by the Vendor of any royalty or of any sum in the nature of a royalty or to liability to pay compensation pursuant to any applicable legislation;

CONFIDENTIALITY

(29) the Vendor has not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person any of its know-how, secrets, confidential information or lists of customers or suppliers;

                        COMPUTER EQUIPMENT AND SOFTWARE

DETAILS

(30) Full details of all Software the Intellectual Property Rights in which are owned by a third party but one or more copies of which are held by the Vendor in respect of the Business or used in the Business are set out in the Disclosure Letter and accurate copies of all licences, maintenance agreements, escrow agreements and (where the warranties have not expired) development agreements in respect of that Software are attached to the Disclosure Letter where such licences or agreements are in written form. Where any such licences or agreements are not in written form this is made clear in the Disclosure Letter and the licences or agreements are for the full period of the copyright in the Software concerned and include no restriction on copying, use or transfer of that Software. The licences of that Software are complied with in all material respects in the operation of the Business and any restrictions in those licences do not adversely effect the present conduct of the Business.

OWNERSHIP

(31) All Intellectual Property Rights in all Software used in the Business except that referred to in warranty (30) are owned by the Vendor and form
                                -------------
     part of the Assets. Neither the Vendor nor any of its directors, employees, agents, ex-directors, ex-employees or consultants or ex-consultants has granted or purported to grant any right to use, or supplied any such Software to, any third party or put or agreed to put the source code of such Software into escrow.

ESCROW

(32) All of the Software referred to in warranty (30) is the subject of escrow
                                        -------------
     agreements which provide that, at least, the source code, flow charts and programmers' notes related to the relevant Software (as modified and updated from time to time) will be made available to the Vendor if the relevant licensor:-

     (a)   enters into administration or becomes insolvent in any way;

     (b)   fails to maintain the Software concerned to a reasonable level; or

     (c) assigns its rights in the Software without procuring that the assignee enters an escrow agreement on terms no less favourable to the Vendor.

MAINTENANCE AGREEMENTS

(33) Full details of all maintenance agreements in place in respect of the Computer Equipment currently used in the Business are set out in the Disclosure Letter and accurate copies are attached to the Disclosure Letter. The maintenance providers concerned have always fulfilled their obligations under those agreements currently in force in accordance with their terms (and those terms provide for the Software concerned to be updated, free of charge, to correct errors and amended to reflect changes in the law which impact on the Software).

DISASTER RECOVERY PLAN

(34) The Business has a disaster recovery plan in respect of damage to or destruction of some or all of the Computer Equipment which is prudent and would permit all of the Business's critical functions which are run on the Computer Equipment to be restored within 24 hours, the balance of functions being restored within 48 hours. The Business has tested that disaster recovery plan in the last twelve months and that test resulted in full restoration of those functions within those time scales.

SECURITY

(35) The Vendor has prudent procedures in place to ensure the security of the Computer Equipment and data stored on it (including without limit by use of properly administered and run password protection, data encryption, virus checking software and procedures for taking and storing on site (at least one every 12 hours) and off site (at least once every 24 hours) back up copies of the Software and all data stored on the Computer Equipment).

PERFORMANCE

(36 The Computer Equipment (and each part of it) has run and functioned consistently and accurately since it was installed (except for pre-planned maintenance shut downs). The Computer Equipment is not connected (and has not been connected) to any computer or communications network.

(37) Each item of Computer Equipment and the Computer Equipment as a whole functions and performs (in terms of speed of processing) at least as well as was required by the warranty obtained when it was acquired and at least as well as the documentation describing it and referred to in Warranty (39) states. The
                                                    -------------
     data storage capability, functionality and performance of each item of Computer Equipment and the Computer Equipment as a whole is wholly satisfactory for the Business.

OPERATIVES

(38) The Employees include a sufficient number of persons who are sufficiently technically competent and appropriately trained to ensure the proper operation and use of the Computer Equipment as it is used at the Effective Date.

DOCUMENTATION

(39) The Computer Equipment and the methods of operation of the Computer Equipment are comprehensively and clearly documented and are sufficient to allow a reasonably skilled computer engineer to operate the Computer Equipment. That documentation forms part of the Records.

OUTSIDE SERVICES

(40) The Vendor is not a party to a facilities management agreement (whether as a provider or a recipient of services) nor is the Vendor a subscriber to or provider of bureau, out sourcing or similar services.

YEAR 2000 READY

(41) (a) all computer systems and other systems on which the Vendor may rely which are controlled wholly or in part by computer hardware, software or embedded chip technology are either Year 2000 Ready or are covered by subparagraph (b);

     (b) the Vendor has developed an action plan to effect any remedial action necessary so that any such systems which are not presently Year 2000 Ready will be Year 2000 Ready by not later than 31 December 1999, or will be no longer required and so not in use by 31st December 1999;

     (c) all components, hardware and software purchased or licensed by the Vendor or to which it is given access are Year 2000 Ready.

     (d) the Vendor has not given any advices or support to any third party in which the Vendor has undertaken to ensure that such third party's computer systems and other systems on which such third party may rely which are controlled wholly or in part by computer hardware, software or embedded chip technology are Year 2000 Ready;

                                LIABILITIES ETC


GRANTS AND SUBSIDIES

(42) the Vendor has not done or agreed to do anything as a result of which any investment grant or other grant or any subsidy received by the Vendor in relation to any of the Assets is or may be liable to be refunded wholly or partly and neither the signature nor the performance of this Agreement will have any such result;

GRANTS

(43) the Disclosure Letter contains details of all grants awarded to the Vendor in respect of which there remains an obligation or contingent obligation to repay all or part thereof and summarises the circumstances in which the same may become repayable, and gives details of all grants receivable but not yet paid or which have been offered but not yet accepted by the Vendor;

                            COMMERCIAL ARRANGEMENTS

MATERIAL CONTRACTS ETC

(44) none of the Contracts -

     (a) is incapable of complete performance within six months from the date of the Agreement; or

     (b)   has not been incurred in the ordinary course of business; or

     (c)   is, or is likely to be, of major significance to the Business; or

     (d) will be incapable of termination in accordance with its terms by the Purchaser on sixty days notice or less; or

     (e) is of a loss making nature (that is to say known to have been likely to result in a loss to the Vendor on Completion of performance if the Vendor had not sold the Business); or

     (f) will not be capable of being readily fulfilled or performed by the Purchaser on time without undue or unusual expenditure of money or personnel; or

     (g) will not involve payment by the Purchaser by reference to fluctuations in the Index of Retail Prices or any other Index;

MAINTENANCE CONTRACTS

(45) In respect of the Maintenance Contracts the Vendor states:-

     (a) that all such Maintenance Contracts as listed are existing at Completion Date.

     (b)   that all such  Maintenance Contracts are in Vendor's standard form.

     (c) that the Vendor has no notice of any customer's intention to terminate any of the Maintenance Contracts.

     (d) that the Vendor is not aware of any reason as to why any customer would be entitled to terminate any of the Maintenance Contracts.

     (e) that all such Maintenance Contracts are assignable save as disclosed in the Disclosure Letter.

     (f) that all such Maintenance Contracts have been performed by the Vendor up to and including the date of Completion.

EFFECT OF AGREEMENT ON OTHER AGREEMENTS ETC

(46) none of the Contracts will or may be terminated as a result of the Agreement or will be affected materially by it or includes any provision with respect to a change in the control, management or shareholders of the Vendor;

COMMERCIAL POSITION

(47) so far as the Vendor is aware -

     (a) there is no substantial customer or supplier of the Vendor in relation to the Business who has ceased purchasing from or supplying to it or who is likely after the date of the Agreement to reduce substantially or terminate purchases from or supplies to it;

     (b) there are no special circumstances which might lead to the manufacture by the Vendor of any goods, or the supply by or to it of any goods or services, being restricted or hindered;

DEFECTIVE PRODUCTS AND SERVICE LIABILITIES

(48) (a) the Vendor has not manufactured or sold products or supplied any services which were or are or will become in any material respect faulty or defective or the subject of negligence claims or which did not or do not comply in any material respect with any warranties or representations expressly or impliedly made by the Vendor or with all applicable regulations, standards and requirements;

     (b) the Vendor has not accepted any liability or obligation outside its standard terms and conditions of business (copies of which have been supplied to the Purchaser's solicitors) to service, repair, maintain, take back or otherwise do or not do anything in respect of any goods or products that would apply after the goods or products have been delivered by it;

                                   BUSINESS

LICENCES ETC

(49) all licences, permissions and consents required for the carrying on of the Business have been obtained by the Vendor, are disclosed in the Disclosure Letter and are in full force and effect and the Vendor is not aware of any circumstances indicating that any of those licences, permissions or consents is likely to be revoked or not renewed in the ordinary course;

ORDINARY ASPECTS OF CARRYING ON BUSINESS

(50) the Vendor -

     (a) does not use on its stationery or vehicles or otherwise carry on business under any name other than the Name;

     (b) does not have any branch outside Northern Ireland or any permanent establishment outside the United Kingdom;

     (c) has complied in all material respects with all legal requirements applicable to the Business, whether in the United Kingdom or in any other country;

DATA PROTECTION

(51) (a) the Vendor in relation to the Business has duly complied with all relevant requirements of the UK Data Protection Act 1984 including compliance with the following:-

           (i)   the data protection principles established in the Act;

           (ii)  requests from data subjects for access to data held by it;

           (iii) the requirements relating to the registration of data users;

     (b) the Vendor has not received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom;

     (c) no individual has claimed or will have the right to claim compensation from the Vendor under the Act, for loss or unauthorised disclosures of data;

                             RESTRICTIVE PRACTICES


RESTRICTIVE AGREEMENTS ETC

(52) the Vendor is not and has not been a party in relation to the Business to any agreement, practice or arrangement which in whole or in part -

     (a) is, or requires to be registered under the Restrictive Trade Practices Act 1976 or notified under or pursuant to Article 85 or 86 of the Treaty of Rome;

     (b)   contravenes any provision of that Act or the Treaty of Rome;

     (c) restricts the freedom of the Vendor to provide and obtain goods and services by such means as it may in its absolute discretion determine;

CONSUMER TRADE, ANTI-COMPETITIVE AND OTHER PRACTICES

(53) (a) none of the practices of the Vendor is or has been the subject of, susceptible to, or affected by, any investigation, reference, report or order made under the Fair Trading Act 1973 or the Competition Act 1980 and no undertaking has been given by the Vendor pursuant to any action taken under either of those Acts;

     (b) the Vendor is not and has not been a party in relation to the Business to any agreement, practice or arrangement which -

           (i) contravenes the provisions of the Trades Descriptions Acts 1968 and 1972;
           (ii)  contravenes the provisions of the Consumer Credit Act 1974;

NOTICE OF OFFICIAL ACTION

(54) the Vendor has not received any process, notice or communication, formal or informal, by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State, the European Commission or any other authority of any country having jurisdiction in anti-trust matters, in relation to any aspect of the business of the Vendor or any agreement or arrangement to which the Vendor is or was, or is alleged to be or have been, a party, and so far as the Vendor is aware the Vendor is not likely to receive any such process, notice or communication;

                            LITIGATION AND OFFENCES

LEGAL PROCEEDINGS

(55) apart from normal debt collection, the Vendor is not engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings affecting the Business or the Assets, and there are no such claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against the Vendor;

UNLAWFUL ACTS ETC BY VENDOR

(56) neither the Vendor nor any of its officers or employees has by any act or default committed -

     (a) any criminal or unlawful act in connection with the business, other than minor road traffic offences;

     (b)   any breach of trust in relation to the Business;

     (c) any breach of contract or statutory duty or any tortious act (including any act giving rise to product liability) which could entitle any third party to terminate any Contract or could lead to a claim against the Business for damages or an injunction;

DEFAULTS BY OTHERS

(57) no party with whom the Vendor has entered into any contract is in default under it, and there are no circumstances likely to give rise to such default;

                                  INSURANCES


ADEQUACY OF COVER

(58) the Vendor has, and at all material times has had, valid insurance cover in respect of the Business and Assets -

     (a) against all risks (including product liability and loss of profits for a period of at least six months) normally insured against by businesses carrying on the same type of business as the Vendor or having similar assets;

     (b) for the full replacement value of its assets and for such amount in respect of its business as would in the circumstances be prudent for such a business;

     (c)   from a well established and reputable insurer;

POLICIES

(59) all policies of insurance taken out in connection with the Business or Assets have been disclosed to the Purchaser, are written in the name of the Vendor and are in full force and effect; and the Vendor has not done or omitted to do or allowed anyone to do or not to do anything which might render any of those policies void or voidable and has complied with all conditions attached to them, and since the Accounts Date there has been no change in the claims experience or safety record of the Vendor;

CLAIMS

(60) no claim under any policy of insurance taken out in connection with the Business or Assets is outstanding and, so far as the Vendor is aware, there are no circumstances likely to give rise to such a claim;

                                   EMPLOYEES


COMPLIANCE WITH REQUIREMENTS

(61) the Vendor has in relation to each of the Employees (and so far as relevant to each of its former employees) -

     (a)   complied with all obligations imposed on it by law;

     (b) complied with all collective agreements for the time being having effect with regard to those relations or the conditions of service of the employee;

     (c) maintained adequate and suitable records of the service of the employee;

     (d) paid all income tax under the PAYE system and payments due in respect of national insurance contributions (including the employer's contributions) after making the required deductions from salaries, wages and bonuses paid by the Vendor;

     (e)   maintained proper records of the payments and deductions mentioned in
           (d) above;

AGREEMENTS RELATING TO EMPLOYEES AND DIRECTORS

(62) the Vendor has not entered into -

     (a) any agreement or arrangement with any trade union or any other body representing employees of the Vendor;

     (b) any agreement or arrangement to make any payments (other than emoluments) to or on behalf of any of its directors or employees;

     (c) any contract of service with any person which is not terminable by the Vendor by four months' notice or less without payment of compensation (except as provided by statute);

     (d) any agreement imposing an obligation on the Vendor to increase the rates of remuneration of, or to make any bonus or incentive payments or any benefits in kind or any payments under a profit sharing scheme to or on behalf of any of its employees at any future date;

INCENTIVE AND OTHER SCHEMES

(63) there is not in existence -

     (a) any share incentive scheme, share option scheme or profit sharing scheme for all or any of the Employees;

     (b) any training scheme or arrangement in respect of which a levy may become payable by the Vendor under applicable laws, and no proposals for any such scheme or arrangement are under consideration by the Vendor;

CHANGES IN EMPLOYEES' REMUNERATION

(64) since the Accounts Date there has been no change in the terms of the employment by the Vendor of any person who was at any time during the accounting period ended on that date entitled to remuneration at an annual rate exceeding (Pounds)10,000;

DISPUTES

(65) no dispute has arisen between the Vendor and a material number or category of the Employees and, so far as the Vendor is aware, there are no circumstances likely to give rise to any such dispute;

EMPLOYEES AND TERMS OF EMPLOYMENT

(66) full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of the Employees, including without limitation profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in

     Schedule 3;
     ----------

EMPLOYEES

(67) the Employees are all the employees of the Vendor.

FAIR EMPLOYMENT

(68) the Vendor has complied with the Fair Employment Act (NI) 1989 (as amended by any subsequent legislation in force at the date of this agreement) ("the Fair Employment Act") in all respects including where appropriate the following:-

     (a) the Fair Employment Commission has not made any recommendation, direction or notice under Section 32-37 of the Fair Employment Act to the Vendor;

     (b) the Vendor has not received notification from the Fair Employment Commission or elsewhere that any of its suppliers is an unqualified person as defined by Section 38 of the Fair Employment) Act;

     (c) the Vendor has not had any complaint made against it to the Fair Employment Tribunal within the last twelve months, no questionnaire has been issued in accordance with the Fair Employment Act within the last twelve months and there is no case outstanding with the Fair Employment Tribunal or on appeal from it;

                                   PENSIONS

(69) except under the Pension Schemes, the Vendor has not been a party to any agreement, arrangement or understanding (whether contractual or otherwise) for the provision by the Vendor of any relevant benefits (as defined in Section 612(1) of the Taxes Act but as if the exception contained in that Section were omitted) for any Employee, or for any dependant of any such person in connection with which the Vendor is or may become liable to make any payment;

(70) (a) no undertakings or assurances have been given to all or any of the Employees as to the continuance, introduction, increase or improvement of any retirement, death or disability benefits (whether or not there is any legal obligation to do so); and

     (b) no power or discretion has been exercised under the Pension Scheme to augment or provide in respect of any Employee at the date of this Agreement a benefit which would not otherwise have been augmented or provided under the Pension Scheme in respect of such Employee;

(71) the UniComp Final Salary Scheme is an exempt approved scheme within the meaning of Chapter I of Part XIV of the Taxes Act; it has at all times complied with and been duly administered in accordance with all applicable legislation, regulations and requirements (with the exception of discrimination on grounds of sex arising from the provisions of United Kingdom Social Security legislation, but including, without limitation, the requirements of the Superannuation Funds Office and the Occupational Pensions Board); and there is in force an appropriate contracting out certificate (within the meaning of Section 30 of the Social Security Pensions Act 1975) and nothing has been done or omitted to be done which will or may result in the UniComp Final Salary Scheme ceasing to be an exempt approved scheme or the contracting out certificate being cancelled, surrendered or varied;

(72) the Vendor has duly complied with all its obligations under the Pension Schemes and all amounts due to the trustees of the Pension Schemes and to any insurance company in connection with the Pension Schemes have been paid, and there are no material actions, suits or claims pending or threatened in respect of the Pension Schemes (other than routine claims for benefits);

(73) all benefits (other than a refund of contributions with interest where appropriate) payable under the Pension Schemes on the death of a member thereof while in an employment to which the Pension Schemes relates are fully insured under a policy effected with an insurance company of good repute and each member thereof has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health;

(74) no claim (other than routine claims for benefits) has been made against the Vendor or the trustees or administrators of the UniComp Final Salary Scheme in relation to the UniComp Final Salary Scheme;

                             ENVIRONMENTAL MATTERS

(75) no Environmental Authorisations are required to be in force or obtained in connection with the continued use of the Premises or the conduct of the Business;

(76) no claim of any violation breach or infringement of Environmental Legislation has been made against the Vendor;

(77) no proceeding or other action of whatever nature is pending or is threatened or under consideration seeking to impose any penalty applicable under any Environmental Legislation;

(78) the continuing conduct of the Business or use of the Premises will not give rise to any claim proceeding or action under any Environmental Legislation;

(79) there has been and is no breach of any Environmental Legislation;

(80) the existence and use of the Premises machinery and other property employed in the conduct of the Business has been and is in accordance with Environmental Legislation;

(81) there are in relation to the Business and/or the Premises no past or present events conditions circumstances activities practices incidents actions or plans which interfere with or prevent compliance or which give rise to any common law or legal liability or otherwise form the basis of any claim action suit proceeding hearing or investigation related to matters arising under or pursuant to the Environmental Legislation;

(82) there has been no spill discharge leak emission injection escape deposit or release of any kind on the Premises or into the environment whether from the Premises or otherwise of any substances material or waste (whether solid liquid or gaseous) capable of causing harm to the health of living organisms or the environment or other interference with the ecological systems of which living organisms form part and in the case of man includes offence caused to any of his senses or harm to his property related to the Business other than those releases permissible under the Environmental Legislation;

(83) there is not currently and there has not been on the Premises any spill leakage discharge release or deposit (whether to water land sewage systems or air or a combination of these) of any substance material or waste (whether solid liquid or gaseous) which:

     (a) is capable of causing harm to the health of living organisms or the environment or other interference with the ecological systems of which living organisms form part and which in the case of man includes offence caused to any of his senses or harm to his property or;

     (b) which may inhibit or restrict or make materially more costly any operation of the Business or the occupation of or redevelopment of the Premises or any part of them by reason of contamination or otherwise;

(84) no notice order judgment demand or letter requiring the taking of remedial or other action under or pursuant to the Environmental Legislation has been served on or received by the Vendor;

(85) the Vendor has no indebtedness obligation or liability absolute or contingent in respect of the Environmental Legislation with respect to the storage treatment clean-up or disposal of any pollutant contaminant substance material or waste (whether solid liquid or gaseous);

(86) neither the Vendor or the Premises nor the Business of the Vendor have been the subject of any environmental audit any evaluation assessment study or test;

                            THE VENDOR'S ACTIVITIES


(87) (a) the Vendor is entitled to enter into and carry out the provisions of this agreement and has full power and authority to sell the Assets to the Purchaser without obtaining the consent of any third party;

     (b) compliance with the terms of this agreement, and any document entered into by the Vendor in accordance with it, does not and will not conflict with or result in a breach of any of the provisions of the Vendor's Memorandum or Articles of Association;

     (c) the Vendor has at all times carried on the Business in all respects in accordance with its Memorandum and Articles of Association for the time being in force and any other documents to which it is or has been a party;

     (d) neither the Vendor nor any of its members has any interest, directly or indirectly, in any company or business other than the Business which is or is likely to be or become competitive with the Business, save as registered holder or beneficial owner of not more than 5 per cent any class of securities of any company which is listed and/or dealt in on the Stock Exchange;

                                   MISCELLANEOUS

MATERIAL INFORMATION

(88) all information relating to the Vendor which is known or would on reasonable enquiry be known to the Vendor and which is material to be known by a purchaser for value of the Business has been disclosed to the Purchaser in writing;

RECITALS SCHEDULES AND DISCLOSURES

(89) the recitals and Schedules to the Agreement and all information and documents relating to the Business disclosed or supplied by the Vendor or any agent of it to the Purchaser, its solicitors, accountants or other agents or advisers during or with a view to the negotiations leading up to the Agreement, including (but not limited to) the Replies to the Pre-Contract Enquiries issued by the Purchasers Solicitors and the information contained in the Disclosure Letter, are true, complete and accurate in all respects, and there is no fact not disclosed which would render any such information or document inaccurate or misleading or which, if disclosed, might reasonably affect the willingness of the Purchaser to purchase the Business and Assets for the consideration or otherwise on the terms specified in the Agreement;

                                  SCHEDULE 3

                                   EMPLOYEES


see attached lists

                                  SCHEDULE 4
                                EXCLUDED ASSETS


The following assets and all liabilities (save for the Creditors) of the Vendor are excluded from the sale and purchase -


(1)  The Statutory Books and statutory records of the Vendor;


(2) Any cash at hand or in the Vendor's Bank as at the Effective Date and recorded in the Completion Accounts;


(3) The benefit of any insurance claims and VAT allowances and repayments arising prior to Completion in relation to the Business;


(4) Any debts due to the Vendor as a result of the acquisition by the Vendor of the Eurodis business;


(5)  Any debts due to the Vendor from any member of the Guarantor's Group;


(6)  The sum of (Pounds)247,000 attributable to goodwill in the Accounts;


(7)  The payroll computer and modem.


(8)  The Renault Clio registration number DMN 164 N

                                  SCHEDULE 5
                                   PENSIONS



(1) INTERPRETATION


    In this Schedule the following expressions shall unless the context requires have the following meanings.


    "Employees"                 means employees of the Vendor who as at
                                Completion accept employment with the Purchaser under the terms of the Agreement

    "Final Salary Employees"    means the Employees of the Vendor who are
                                members of the Vendor's Final Salary Scheme.

    "Group Pension Employees"   means the employees of the Vendor who are
                                members of the Vendor's Group Pension Scheme.

    "Interim Period"            means the period commencing on the day following
                                Completion and ending on the 31st March 1999 or such earlier or later date as the Vendor and Purchaser shall agree.

    "Purchaser's Scheme"        means the "Options" section of the Northern
                                Ireland Electricity Pension Scheme.

    "Transfer Amount"           means for each Final Salary Employee the greater
                                of:-

                                (i) 108% of the normal leaving service transfer value calculated at Completion (or such other date as is agreed between the Purchaser and the Vendor) and adjusted to reflect a return for Fund Investment Returns (as measured by changes in the value of Britannia Investment Manager's Pensions Managed Fund units) for the period from and including Completion (or such other date of calculation as is agreed between the Purchaser and the Vendor) up to and excluding the day prior to the date of payment; and

                                (ii) the statutory minimum cash equivalent transfer value at the Effective Date as defined in the Pensions Act 1995

                                    The calculations under (i) and (ii) above shall be in respect of pre 6 April 1988 service and benefits in excess of contracted-out guaranteed minimum pensions only.

    "Vendor's Final Salary Scheme"  means the UniComp Final Salary Scheme.

    "Vendor's Group Pension         means the UniComp Group Personal Pension.

    Scheme"


(2) FINAL SALARY EMPLOYEES


    (a) On Completion (or such other date as is agreed between the Purchaser and the Vendor) the Final Salary Employees shall be treated as leavers of the Vendor's Final Salary Scheme based on service to 31st December 1998


    (b) The Vendor undertakes to procure that the Transfer Amounts are paid by the trustees of the Vendor's Final Salary Scheme to each Final Salary Employee who elects to transfer to the Purchaser's Scheme on or before 31st March 1999.


    (c) In the event that any of the Transfer Amounts exceed the amounts paid by the trustees of the Vendor's Final Salary Scheme to any of the Final Salary Employees then the Vendor will pay to such Final Salary Employees in cash within 14 working days of the date payment is made by the trustees, an amount equal to the difference together with interest at the Bank of Ireland Base Rate plus 3 per cent from such date.


    (d) The Purchaser agrees to offer membership of the Purchaser's Scheme to the Final Salary Employees with effect from 1st January 1999.


    (e) The Vendor will indemnify the Purchaser against all costs claims liabilities and expenses (including legal expenses) arising out of or in connection with any claim by a Final Salary Employee relating to the loss by such employee of final salary benefits. The Purchaser shall inform the Vendor of any event which comes to the notice of the Purchaser whereby it appears that the Vendor is or is likely to become liable under the foregoing indemnity as soon as reasonably practicable after such event comes to the Purchaser's notice. Subject always to the Purchaser receiving an indemnity to its reasonable satisfaction in relation to any costs or expenses incurred by the Purchaser, and subject to the overriding right of the Purchaser to protect its business and so that it may not be required to act in an unreasonable or excessive manner, the Purchaser shall take such action as the Vendor may reasonably request in writing to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim in respect thereof and any adjudication with respect thereto. At the request of the Vendor the conduct of any proceedings of whatsoever nature arising in connection with any such claim shall be delegated entirely to the Vendor and in that connection the Purchaser shall give or cause to be given to the Vendor all such assistance as the Vendor may reasonably require in disputing any such claim and shall instruct such solicitors or other professional advisers as the Vendor may nominate to act on behalf of the Vendor, but in accordance with the Vendor's instructions. The Purchaser shall not and shall procure that the Company will not admit liability in respect of or compromise or settle any such claim without the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed).


(3) GROUP PENSION EMPLOYEES


    (a) The Vendor shall arrange for the Group Pension Employees to remain members of the Vendor's Group Pension Scheme for the Interim Period.


    (b) During the Interim Period the Purchaser undertakes to pay to the Vendor's Group Pension Scheme the Employer's contributions and those of the Group Pension Employees in accordance with the rules of the Vendor's Group Pension Scheme.


    (c) The Purchaser agrees to offer membership of the Purchaser's Scheme to the Group Pension Employees with effect from 1st April 1999.

4 The Vendor and the Purchaser shall co-operate in achieving the above objectives and in making any necessary submissions to the Pension Scheme Funds Office and the Contributions Agency.

                                  SCHEDULE 6
                              COMPLETION ACCOUNTS


(1) The Completion Accounts shall:

    (a) be prepared on a going concern basis using the historical cost convention in accordance with all relevant statutes and generally accepted accounting principles and practice;


    (b) give a true and fair view of the state of affairs of the Vendor and the assets and liabilities of the Vendor as at the Effective Date and the profits and losses of the Vendor for the period ended on that date;


    (c) be prepared on a basis consistent with and using the same accounting principles as set forth and used in preparation of the Accounts;


    (d) in so far as is practicable ascribe values to each of the Assets listed at clause 2.1 herein (save for the Goodwill and the Intellectual Property Rights).


(2) Without limiting the generality of paragraph 1 the Completion Accounts shall:


    (a) either make full provision for or, as appropriate, disclose all liabilities whether actual, contingent or disputed (including financial lease commitments, and all liabilities whether actual, contingent or disputed of the Vendor for income tax, profits tax or corporation tax measured by reference to actual or deemed taxable profits (including both income and chargeable gains) made or deemed to have been made on or before the Effective Date and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any such amounts and any penalties or charges imposed in relation to such amounts) whether arising under any law of the United Kingdom or any part thereof or any law of any other jurisdiction and whether incurred as principal, agent or trustee) and all capital commitments, whether actual or contingent, of the Vendor as at the

         Effective Date in accordance with generally accepted accounting principles;


    (b) shall value stock and work in progress (upon the basis of a stocktaking) at the lower of cost and net realisable value with appropriate write downs for slow moving stock and redundant or obsolete stock but reduced by the amount of any prepayments or deposits received by the Vendor prior to the Effective Date. For the avoidance of doubt "cost" does not include a general uplift for overheads.


    (c) provide in full for non-routine maintenance of plant, machinery and equipment.


    (d) shall value Diagnostic Spares (upon the basis of a stocktaking) in a manner consistent with the Accounts (for the avoidance of doubt depreciated over a four or three year period)


    (e) shall value remaining spares (upon the basis of a stocktaking) at the lower of cost and net realisable value with appropriate write downs for slow moving spares and redundant or obsolete spares but reduced by the amount of any prepayments or deposits received by the Vendor prior to the Effective Date . For the avoidance of doubt "cost" does not include a general uplift for overheads.


    (f)  shall deal with holiday pay as stated as clause 9.4 of the Agreement


    (g)  shall deal with apportionments as stated as clause 12 of the Agreement

                                  SCHEDULE 7
                         PART 1 MAINTENANCE CONTRACTS

                                  SCHEDULE 7
                          PART 2 REMAINING CONTRACTS


1   Strategix Licence.

2   Tesseract Software Licence

3   Lotus Passport Software

4   Lotus Password Programme Software Agreement.

5   Licence Agreements with Seagate (4 of)

6   Licence Agreement with Persoft.

7   Microsoft End User Licence Agreement for Microsoft Office.

8   Cisco Systems Certificate

9   Novell.

10  BT Network Services 1997 and BT Internet Provider

11  Compaq Service Provider.

12  Apple Authorised Service Provider.

13  Research Machines.

14  Cabletron synergy platinum plus.

                                  SCHEDULE 8
                             HIRE/LEASE AGREEMENTS


1   Hire Agreement from Network Finance to Aurora Unicomp Ltd
    For three years commencing 29 October 1997.


2 Two Hire Purchase Agreements from Causeway Credit Limited in the name of CEM Computers Ltd for two Renault Lagunas
    Each for 33 monthly instalments of (Pounds)401 commencing on 5th March 1997


3 Agreement between Siemens GEC and CMI Limited dated 21 May 1997 (GVD Finance, Financing Leasing Agreement).


together with list attached hereto

                                  SCHEDULE 9
                         PLANT AND COMPUTER EQUIPMENT


The fork-lift truck, the Audi Cabriolet UDZ 4992, Landrover Discovery LIL 4200, Vauxhall Cavalier, Radial Shelving, Facett Stand together with the computer equipment detailed in the attached list.

                                  SCHEDULE 10
                        VENDOR'S PROTECTION PROVISIONS


(1) The liability of the Vendor in relation to the Warranties shall cease on the 30th June 2001 ("the Expiry Date") save as regards any alleged specific breach of which notice in writing (containing, so far as is practicable, reasonable details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Vendor and the estimated total amount of liability which results) has been given to the Vendor prior to the Expiry Date. Any claim under the Warranties (a "Warranty Claim) shall be deemed to have been withdrawn (if it has not been previously satisfied settled or withdrawn) 6 months after the expiration of the Expiry Date unless proceedings in respect of it have been issued and served on the Vendor.


(2) The Vendor shall not be liable for any Warranty Claim unless its liability exceeds the sum of (Pounds)2,500 in respect of such claim.


(3) No liability shall attach to the Vendor in respect of any claims under the Warranties unless the aggregate liability of the Vendor in respect of all such claims shall exceed (Pounds)50,000 (in which event subject to the provisions of Paragraph (2)) the Vendor shall be liable for the full amount of such claims and not only the excess over such sum of (Pounds)50,000.


(4) The total liability of the Vendor under the Warranties shall not in any event exceed (Pounds)4,500,000


(5) The Vendor shall have no liability (or such liability shall be reduced) in respect of any Warranty Claim if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts or included in Creditors in the Completion Accounts.


(6) The Vendor shall not be liable (or such liability shall be reduced) in respect of any Warranty Claim:

    (a) if and to the extent that it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Purchaser otherwise than in the ordinary course of business.

    (b) if and to the extent that it arises or is increased as a result only of any change in generally accepted accounting practice within the United Kingdom after the date hereof for the passing of any legislation, or the making of any subordinate legislation after Completion which takes effect retrospectively.

    (c) to the extent that it relates to any loss which is recoverable by the Purchaser from its insurers or would have been so recoverable if at the relevant time there had been maintained valid and adequate insurance cover of the type and affording broadly the same degree of cover as that in force in relation to the Assets at the date of this agreement;

(7) If any matter comes to the notice of the Purchaser whereby it appears that the Vendor is or is likely to become liable under the Warranties the Purchaser shall:-

    (a) as soon as reasonably practicable give written notice thereof to the Vendor specifying the nature of the claim in reasonable detail

    (b) (subject to the overriding right of the Purchaser to protect its business and so that it may not be required to act in an unreasonable or excessive manner) not admit liability in respect of or compromise or settle any such claim without consulting the Vendor

    (c) give such information and assistance in connection with its affairs as the Vendor may reasonably request in writing to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim in respect thereof and any adjudication with respect thereto.

(8) Subject to the overriding right of the Purchaser to protect its business and so that it may not be required to act in an unreasonable or excessive manner, the Purchaser shall permit the Vendor (whether before or after payment of any claim) to avoid dispute resist appeal compromise or defend any matter which may otherwise result in bat claim and will give the Vendor all authorities and assistance as may be reasonably requested by the Vendor to enable it to do so (subject to the Vendor providing the Purchaser with an indemnity in respect of all proper and reasonable costs and expenses incurred by the Purchaser)

THIS IS THE AGREED DRAFT REFERRED TO IN CLAUSE 4.3.1 OF AN AGREEMENT DATED DECEMBER 1998 AS SIGNED BY OR ON BEHALF OF THE PARTIES THERETO FOR THE PURPOSE OF IDENTIFICATION.

                            ASSIGNMENT OF GOODWILL


THIS ASSIGNMENT made the       day of              One thousand nine hundred and
---------------
ninety-eight

BETWEEN

(1) AURORA UNICOMP LIMITED having its registered office at UniComp House, Mallusk Road, Newtonabbey, BT36 8WU (hereinafter called "the Vendor"); and

(2) AURORA SX3 LIMITED its registered office at 120 Malone Road, Belfast BT9 5HT (hereinafter called "the Purchaser")


WHEREAS:-


1.  This Deed is supplemental to an Agreement made between the Vendor and the
    Purchaser dated the       day of December 1998  ("the Agreement").


2. Any words or phrases defined in the Agreement shall have the same meaning herein.


NOW THIS DEED WITNESSETH as follows:-


1.  In consideration of the sum of (Pounds)        paid by the Purchaser to the
    Vendor (the receipt of which the Vendor hereby acknowledges) the Vendor as Beneficial Owner HEREBY ASSIGNS unto the Purchaser the Goodwill of the Business carried on by the Vendor at the Premises including the right to the exclusion of the Vendor to trade under the Name and the exclusive right to carry on the said Business in succession to the Vendor TO HOLD the same unto the Purchaser absolutely.


2.1 The Vendor hereby covenants with the Purchaser with the intent of assuring to the Purchaser the full benefit and value of the Goodwill and connections of the Business and as a constituent part of the agreement for the sale of the Business that:-

    (a) it will not for a period of five (5) years from the date hereof ("the Said Period") directly or indirectly and whether for his own account or in partnership with another or others either as principal or as servant or agent or officer of another deal with or engage in business with or be interested in any concern undertaking firm or body corporate which engages in or carries on within the United Kingdom and/or the Republic of Ireland any business which competes or seeks to compete with the Business.

    (b) it will not at any time following Completion divulge to any person or otherwise make use of any secrets, trade secrets, confidential knowledge or information concerning the business finance or affairs of the Business and belonging to the Business and will use its best endeavours to prevent the publication or disclosure of any such secrets, knowledge or information by any third party.

    (c) without prejudice to the generality of the provisions contained in the immediately preceding sub-clauses 2.1(a) and 2.1(b) it will not for the Said Period directly or indirectly in competition with the Business;

         (i) solicit the custom of any person, firm or company which has at any time during the period of one year preceding Completion been a customer or client of the Business or which has approached in any such period as aforesaid the Business with a view to placing business or otherwise becoming a customer or client of the Business;

         (ii) solicit or endeavour to entice away, or employ, or offer or conclude any contract of services with any person who was employed by the Vendor at any time during the period of one year preceding Completion.

    Provided always that nothing in this Agreement shall restrict ICS Unicomp Limited from carrying out its current business of the sale of computer hardware.


2.2 While the restrictions aforesaid are considered by the parties to be fair and reasonable in all the circumstances it is agreed that if any of such restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part or parts of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

     deleted or the periods thereof reduced or the area thereof reduced in scope the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

IN WITNESS whereof S. A. Haffer on behalf of the Vendor has executed as a Deed the day and year first before written.

Executed as a Deed by AURORA      :

UNICOMP LIMITED                   :
in the presence of:-              : /s/ S. A. Haffer, Chairman
  /s/ Maurice R. Butler           :
      Solicitor                   :
      Belfast                     :

                     DATED THIS       DAY OF DECEMBER 1998




                            AURORA UNICOMP LIMITED
                                 (Vendor) (1)



                              AURORA SX3 LIMITED
                                (Purchaser) (2)








                            ASSIGNMENT OF GOODWILL
                            ----------------------




                              CARSON & MCDOWELL,
                                  SOLICITORS,
                                 MURRAY HOUSE,
                                MURRAY STREET,
                               BELFAST  BT1 6HS

THIS IS THE AGREED DRAFT REFERRED TO IN CLAUSE 10.2 OF AN AGREEMENT DATED AS SIGNED BY OR ON BEHALF OF THE PARTIES THERETO FOR THE PURPOSE OF IDENTIFICATION.


                             ASSIGNMENT OF DEBTORS



THIS ASSIGNMENT made the       day of              One thousand nine hundred and
---------------
ninety-eight

BETWEEN

(1) AURORA UNICOMP LIMITED having its registered office at UniComp House, Mallusk Road, Newtonabbey, BT36 8WU (hereinafter called "the Vendor"); and

(2) AURORA SX3 LIMITED its registered office at 120 Malone Road, Belfast BT9 5HT (hereinafter called "the Purchaser")


WHEREAS:-


1.1 This Deed is supplemental to an Agreement made between the Vendor and the
    Purchaser dated the       day of December 1998  ("the Sale Agreement").


1.2 Any words or phrases defined in the Sale Agreement shall have the same meaning herein.


1.3 The Vendor has agreed with the Purchaser for the absolute assignment to the Purchaser of the debts set out in the Schedule hereto in the manner hereinafter appearing.


NOW THIS DEED WITNESSETH as follows:-
------------------------

In pursuance of the said Sale Agreement and in consideration of the payment of
the sum of (Pounds)       by the Purchaser to the Vendor the Vendor as
beneficial owner hereby assigns unto the Purchaser all that the full amount of the debt set out in the Schedule hereto and the full benefit and advantage thereof TO HOLD the same unto the Purchaser absolutely.

IN WITNESS whereof the common seal of the Vendor has hereunto been affixed the day and year first before written.

The Common Seal of AURORA           :
UNICOMP LIMITED was affixed hereto  :
in the presence of:-                :
                                    :
                                    :
                                    :
                                    :

                                   SCHEDULE

                    DATED THIS     DAY OF             1998



                            AURORA UNICOMP LIMITED
                                 (Vendor) (1)



                              AURORA SX3 LIMITED
                                (Purchaser) (2)








                             ASSIGNMENT OF DEBTORS
                             ---------------------



                               CARSON & MCDOWELL
                                  SOLICITORS
                                 MURRAY HOUSE
                                 MURRAY STREET
                               BELFAST  BT1 6HS


                                                                              79